UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                            FORM 8-K
                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.

Date of Report  August 1, 1994

Commission File Number 1-5910



                      CARTER-WALLACE, INC.
     (Exact name of registrant as specified in its charter)



            Delaware                              13-4986583
(State or other jurisdiction of                 (IRS Employer
 incorporation or organization)               Identification No.)


1345 Avenue of the Americas, New York, NY           10105
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  212-339-5000

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Item 5 - Other Events

Carter-Wallace, Inc. announced on August 1, 1994 that it had sent a letter to approximately 240,000 physicians recommending, in conjunction with the Federal Food and Drug Administration, the immediate withdrawal of patients from treatment with Felbatol (felbamate), unless, in the physician's judgment, an abrupt withdrawal would be deemed to pose a more serious risk to the patient. Patients on Felbatol are advised to consult their physicians and not to discontinue the use of Felbatol on their own.

Carter-Wallace's recommendation was prompted by ten cases (nine domestic and one foreign) of aplastic anemia in association with the use of Felbatol. No such cases were observed during the premarketing, clinical testing and development of Felbatol.

Carter-Wallace introduced Felbatol in September of 1993 for the treatment of partial seizures with and without secondary generalization in adults and for Lennox-Gastaut Syndrome, a serious form of childhood epilepsy.
































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                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     Carter-Wallace, Inc.
                                         (Registrant)



DATED:  August 1, 1994               BY:  s/Ralph Levine
                                          Ralph Levine
                                          Vice President,
                                           Secretary and
                                           General Counsel






























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